(Powerhouse Technologies, Inc. Logo)




2311 south 7th avenue
bozeman, montana 59715 o U.S.A.
TELEPHONE:  (406) 585-6600
FAX:  (406) 585-6609



May 28, 1998



Mr. Christer S. T. Roman
Runebergsgatan #8
11429 Stockholm, Sweden

Dear Christer:

On behalf of Powerhouse Technologies, Inc., we are pleased to offer you the position of Sr. Vice President, Product and Business Development. This position reports to Richard Haddrill. Your start date will be on or before December 15, 1998, as mutually agreed to by you and me on or before June 30, 1998.

Should you decide to accept this offer, you understand that you will be required to sign a Release of Information form, as well as an Employee Personal
Disclosure Form which will be used to conduct an investigation into your background, sign a Standard Conditions of Employment Agreement, and sign an Acknowledgment that you have read and will abide by the Powerhouse Technologies, Inc. Code of Conduct. A copy of the Release of Information form, Employee Personal Disclosure Form, the Standard Conditions of Employment form, the Code of Conduct, and the Acknowledgment are enclosed.

This offer is contingent upon you acquiring an H-1B visa status as well as successful completion of a background investigation. Should the investigation into your background disclose information that raises concerns by Powerhouse Technologies, or the licensing agency, your employment may be terminated and any obligation by Powerhouse Technologies pertaining to your employment will be considered null and void. If an H-1B visa is not obtained by August 31, 1999, your employment may be terminated by December 31, 1999 and any obligation by Powerhouse Technologies pertaining to your employment will be null and void after December 31, 1999.

This offer includes:

     o    annual base salary of $180,000;

     o calendar year 1998 Bonus Potential of $70,000, (prorated based on start date; i.e., if start on 10/1/98, bonus for 1998 is $17,500), payable by 3/31/1999;

     o Annual Bonus Potential of $100,000, (minimum guaranteed for calendar year 1999 of $70,000, payable by 3/31/2000);

     o    20,000 stock options,  subject to Board  approval,  vesting over three
          (3) years from grant date;

Christer Roman
May 28, 1998
Page 2



     o another 10,000 stock options to be granted within one (1) year of start date, subject to Board approval, vesting over three (3) years from grant date;

     o    Relocation assistance to include:

          o    Actual   expenses   incurred  in  moving   household  goods  from
               Stockholm, Sweden to either Bozeman, Montana or Atlanta, Georgia;

          o Airfare from Sweden to either Montana or Georgia for you and your spouse when you relocate;

          o    Temporary housing for a maximum of sixty (60) days;

          o Roundtrip airfare for you and your spouse from your home in the United States to Sweden once a year during your employment with Powerhouse Technologies.

As  an  employee  you  will  be  entitled  to   participate  in  the  Powerhouse
Technologies,   Inc.  standard  benefit  package.   Presently,   the  Powerhouse
Technologies standard benefit package includes:

     * health/dental insurance with Intermountain Administrators, Inc., a copy of the health benefit plan is enclosed. The employee has a choice of annual deductible and contributes to the premium and has the option to add dependents (spouse);

     *    flexible spending plan with health and/or dependent care accounts;

     * Company paid life/AD&D insurance at one times annual base salary. The employee may purchase supplemental life/AD&D and/or dependent life insurance. UNUM is the carrier;

     *    401K plan. Eligibility per the terms of the plan;

     * employee stock purchase plan. Open enrollment for next calendar year in December each year;

     *    short term disability insurance, six (6) months service required;

     * employee paid long term disability insurance (30 hours a week eligibility requirement);

     *    ten (10) paid holidays for the 1998 calendar year;

     * Vacation/PDO as an exception to the standard plan, you will be granted thirty-five days of vacation per calendar year, to be prorated for partial years of service.

For clarification and protection of both you and the Company, your acceptance of this offer, as defined herein and in the enclosed "Employment Letter," represents the sole agreement between you and the Company. Employment with the Company is defined as at-will. At-will is defined as employment and compensation that can be terminated with or without cause, and with or without notice, at any time, at the option of either the employer or the employee. No prior promises, representations, and/or understandings relative to any terms or conditions of your employment are to be considered as part of this agreement unless expressed in writing in this letter.

Christer Roman
May 28, 1998
Page 3

Christer, I am confident that you will make a major contribution to Powerhouse. If you have questions, please call me. If you accept our offer, please sign the Acceptance, the Employment Letter, the Release of Information form, the Employee Personal Disclosure form, the Standard Conditions of Employment form, and the Code of Conduct Acknowledgment form and return them to Human Resources on or before June 15, 1998. This offer is good only until June 15, 1998.

Sincerely,



/S/ Richard M. Haddrill
-----------------------

Richard M. Haddrill
President & CEO

cc:      Ed Neuman, Director of Human Resources

Christer Roman
May 28, 1998
Page 4



                                   ACCEPTANCE


I accept the position of Sr. Vice President, Research & Development under the terms and conditions stated in the letter of May 28, 1998 from Richard M. Haddrill, President & CEO, to Christer S. T. Roman.


/S/ Christer S. T. Roman
------------------------
Christer S. T. Roman


3 June 1998
-----------------------
Date

(Powerhouse Technologies, Inc. Logo)



2311 south 7th avenue
bozeman, montana 59715 o U.S.A.
TELEPHONE:  (406) 585-6600
FAX:  (406) 585-6609



May 28, 1998


Mr. Christer S. T. Roman
Runebergsgatan #8
11429 Stockholm, Sweden

Re:  Employment Letter

Dear Christer:

This will confirm the terms and conditions of your employment with Powerhouse Technologies, Inc., (the "Company"), in the position of Sr. Vice President, Product and Business Development. The terms of this agreement are effective for three (3) years upon your employment with the Company.

In consideration of your expending your best efforts in the performance of your duties on behalf of the Company, the Company agrees, in the event your employment with the Company is terminated without good cause within three (3) years following your date of hire, the Company will continue to pay you in accordance with the Company's normal payroll practices an amount equal to your current base annual salary in effect as of the date of the termination of such employment with the Company (not to be less than $180,000 annually) for a period of three (3) years from your date of hire. The guaranteed bonuses for 1998 and 1999, to the extent not previously paid, would also be payable on or before the specified due dates of 3/31/99 and 3/31/00. During this three (3) year period you may be asked to assume other senior positions within the company or its subsidiaries, but in no event would your base salary or bonus be reduced.

It is understood that the Company may, at any time, terminate your employment for "Cause." A termination for Cause is a termination evidenced by a finding adopted in good faith by the President of the Company that you (i) willfully and continually failed to substantially perform your duties with the Company (other than a failure resulting from your incapacity due to physical or mental illness), (ii) engaged in willful misconduct, (iii) have breached this Agreement in any material respect, (iv) engaged in conduct that is dishonest, fraudulent, unlawful or grossly negligent or conduct which is not in compliance with the Company's Code of Conduct (Powerhouse Technologies' Code of Conduct is enclosed) or similar applicable set of standards of conduct and business practices, or (v) any regulatory authority, gaming commission, lottery agency or similar authority in any jurisdiction in which the Company is conducting business or intends to submit a proposal or conduct business provides a reasonable basis for concern that it likely will find you unsuitable or unfit to continue to act as a representative, officer, director, or employee of the Company, the Company has received notice from such authority of such a finding or you fail to file appropriate applications with, provide requested information to, or otherwise fail to cooperate with, any such authority. No act, nor failure to act, on your

Christer S. T. Roman
May 28, 1998
Page 2

part, shall be considered "willful" for purposes of (ii) above unless you have acted or failed to act, with an absence of good faith and without a reasonable belief that your action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by you after notice of termination is given shall constitute Cause for purposes hereof. Termination for Cause shall be by action of the Board after giving you and your legal advisors an opportunity to meet with the Board, contest the basis for termination, and to demonstrate that your continued employment is in the best interests of the Company. If an H-1B visa is not obtained by August 31, 1999, your employment may be terminated by December 31, 1999 and any obligation by Powerhouse Technologies pertaining to your employment will be null and void after December 31, 1999.

It is understood that the foregoing payments that may be payable to you upon termination of your employment shall be in lieu of any other severance payments which may otherwise have been provided by the Company to employees under its severance practices or policy, but shall not otherwise affect any benefits (including COBRA and pension rights) and payments to which you may be entitled upon leaving the employ of the Company.

In connection with your employment with the Company, you will be eligible to participate in any bonus or executive incentive compensation plan as may be established to be maintained by the Company for its executives, subject to such factors and discretionary bases as may be determined by the Company's CEO, Board of Directors or its Compensation Committee.

Finally, you agree to continue to abide by the Company's Standard Conditions of Employment, the form of which is attached hereto and to be executed by you.

If you are prepared to accept employment with the Company on the basis of the foregoing terms and conditions, please acknowledge below and return one copy of this letter to the Company, keeping another copy for your files.

Very truly yours,


/S/ Richard M. Haddrill

Richard M. Haddrill
President & CEO



ACCEPTED AND AGREED TO:


Christer S. T. Roman
-----------------------

DATE:   3 June 1998
      -----------------